EXHIBIT 7
                                                                      ---------

EXECUTION COPY








                        STOCK SALE AND PURCHASE AGREEMENT




                                 By and Between

                         NTT COMMUNICATIONS CORPORATION

                                       and

                                NTT DOCOMO, INC.



                          Dated as of January 31, 2006

                         -------------------------------

                          SALE OF COMMON SHARES OF PLDT



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EXECUTION COPY


                        STOCK SALE AND PURCHASE AGREEMENT
                        _________________________________


        This STOCK SALE AND PURCHASE AGREEMENT (this "Agreement"), dated as of
                                                      ---------
January 31, 2006, is made and entered into by and between NTT Communications Corporation ("Seller") and NTT DoCoMo, Inc. ("Purchaser").
              ------                          ---------

                                    RECITALS

        WHEREAS, Seller desires to sell, and Purchaser desires to purchase, 12,633,486 shares, each with a par value of PhP5.00, of common stock of Philippine Long Distance Telephone Company ("PLDT", and the common stock of
                                             ----
PLDT, the "Common Stock") owned by Seller on the terms and subject to the
           ------------
conditions hereinafter set forth (the "Transaction");
                                       -----------

         WHEREAS, Seller, Purchaser, the FPC Parties (as defined below) and PLDT have entered into a Co-Operation Agreement (the "Co-Operation Agreement") of
                                                 ----------------------
even date herewith pursuant to which, among other things, the parties thereto have agreed that the sale of the Shares by Seller to Purchaser as contemplated in this Agreement will be deemed to be a transfer to a Permitted Transferee (as that term is defined in the Shareholders Agreement), and (i) will not trigger First Pacific Company Limited's right of first offer on any disposal of the Common Stock of PLDT pursuant to the Shareholders Agreement ("Shareholders
                                                              ------------
Agreement") dated as of March 24, 2000 by and among NTT Communications Capital
---------
(UK) Limited, Seller, First Pacific Company Limited, Metro Pacific Corporation, Metro Asia Link Holdings, Inc., Metro Pacific Resources, Inc., Larouge B.V., and Metro Pacific Assets Holdings, Inc. (First Pacific Company Limited, Metro Pacific Corporation, Metro Asia Link Holdings, Inc., Metro Pacific Resources, Inc. Larouge B.V., and Metro Pacific Assets Holdings, Inc. are collectively referred to herein as the "FPC Parties"), (ii) will not result in a default or a
                           -----------
ground for termination of the Shareholders Agreement or the Stock Purchase and Strategic Investment Agreement (the "SPSIA") dated as of September 28, 1999 by
                                     -----
and among PLDT, First Pacific Company Limited, Metro Pacific Corporation, Metro Asia Link Holdings, Inc., Metro Pacific Resources, Inc. and Seller, as amended, and (iii) will not provide a basis for the exercise by PLDT of its right to terminate certain strategic arrangements under the SPSIA; and

        WHEREAS, the Co-Operation Agreement further provides that Seller and Purchaser shall be severally bound by the covenants in the Shareholders Agreement and the SPSIA, both as amended by the Co-Operation Agreement, that apply to Seller (including, without limitation, First Pacific Company Limited's right of first offer on disposal) as if the transfer of the Shares from Seller to Purchaser had not occurred, and as if Purchaser were Seller (and a party to such agreements).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                           PURCHASE AND SALE OF SHARES

         1.1    Purchase and Sale of Shares. On the terms and subject to the
                ---------------------------
conditions set forth in this Agreement, at the Closing (as herein defined), Seller shall sell, convey, assign, transfer and deliver to Purchaser 12,633,486 shares of Common Stock (the "Shares"), free and clear of all Encumbrances.
                             ------

     1.2  The  Purchase Price.  On the terms and subject to the conditions of
          -------------------
this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Shares, Purchaser shall pay to Seller an amount (the "Purchase Price") equal to the product of 12,633,486
                        ---------------
and the volume-weighted average of the closing market prices of the Common Stock in the Philippine Stock Exchange ("PSE") during the thirty (30) calendar days
                                   ---
immediately prior to the date of this Agreement. For the avoidance of doubt, the aforesaid weighted average of the closing market prices in Philippine Peso shall be determined by rounding off the figure less than five or rounding up the figure not less than five in the third decimal points and fixed at second decimal points for the use of the above calculation. The Purchase Price shall be converted from Philippine Peso into Japanese Yen using TTM exchange rate at The Bank of Tokyo-Mitsubishi UFJ, Ltd. as of the Business Day immediately prior to the date of this Agreement and paid in Japanese yen, and in accordance with
Section 2.3 of this Agreement. For the avoidance of doubt, the aforesaid conversion from Philippine Peso to Japanese Yen shall be calculated by rounding off the figure less than five or rounding up the figure not less than five in the first decimal point and fixed in Japanese Yen as counting number without any decimals.

        The aforesaid volume-weighted average of the closing market prices is hereby determined at Philippine Peso 1,824.86, and the applied TTM exchange rate for the conversion is fixed at Japanese Yen 2.26 for the equivelant value of one Philippine Peso. Accordingly, the Purchase Price based on the above calculation is hereby converted, fixed, and agreed by the Seller and Purchaser at Japanese Yen 52,102,815,772.


                                   ARTICLE II.
                                   THE CLOSING

       2.1      The Closing. The closing (the "Closing") of the sale, purchase
                -----------                    -------
and transfer by Seller to Purchaser of the Shares pursuant to this Agreement shall be effected as a block sale of the Shares, effected by means of a bilateral transfer through the PSE.

        Seller and Purchaser shall make any necessary arrangements to effect the sale, purchase and transfer through the PSE by engaging and procuring an identical broker (the "Broker") to facilitate and execute the Transaction.
                       ------

        Immediately after the satisfaction and/or waiver of all conditions to closing set forth in Article VIII, both of Seller and Purchaser shall instruct the Broker to obtain an approval from the PSE's Floor Trading and Arbitration Committee for the block sale of the Shares in favour of the Transaction (such date, the "Pre-Closing Date"). On or one (1) Business Day after the date of
           ----------------
PSE's approval in favor of the Transaction, the Broker shall execute the Transaction (the "Transaction Date"). Approximately three (3) Business Days
                  ----------------
after the Transaction Date, the transfer of the Shares and the settlement of transaction proceeds shall be completed (the "Closing Date").
                                              ------------

        2.2 Transacting the Shares on the PSE. On the Transaction Date, the
            ---------------------------------

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Broker shall transact the Shares on the PSE in favor of Purchaser. Seller hereby agrees to execute all such agreements (including a Deed of Sale) and perform all such acts as may be reasonably required for the Broker to transact the Shares. Seller shall thereafter deliver to Purchaser written confirmation from the Broker that the Shares have been transacted on the PSE.

        2.3 Payment of Purchase Price. On the Closing Date, the Purchase Price
            -------------------------
shall be paid by Purchaser in immediately available funds by wire transfer in accordance with written instructions to be given by Seller to Purchaser not less than five (5) Business Days prior to the Closing Date.


                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Purchaser that all of the statements contained in this Article III are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date).

        3.1     Organization and Good Standing. Seller is a company duly
                ------------------------------
organized and validly existing under the laws of Japan, and has the requisite corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, except where the failure to be so organized and existing or to have such power or authority would not have, individually or in the aggregate, a material adverse effect on Seller's ability to consummate the Transaction.

        3.2     Authorization; Validity of Agreement. Seller has the corporate
                ------------------------------------
power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution, delivery and performance by Seller of this Agreement and the consummation of the Transaction have been duly authorized by the board of directors of Seller, and no other corporate action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement or the consummation of the Transaction. No vote of, or consent by, the holders of any class or series of stock or voting debt issued by Seller is necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by it of the Transaction. This Agreement has been duly executed and delivered by Seller, and, assuming the due and valid authorization, execution and delivery hereof by Purchaser, is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) that the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

        3.3     Consents and Approvals; No Violations. Except for the filings,
                -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Securities Regulation Code, the filing of the relevant tax returns and payment of taxes therefor to the Philippine Bureau of Internal Revenue (the "BIR"), the filing of the
                                                ---
application for the transfer of the Bangko Sentral ng Pilipinas Registration Document (the "BSRD") from Seller to Purchaser after the Closing, and the
               ----
approval by the PSE of the block sale of the Shares as contemplated in this Agreement, none of the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the Transaction or compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Seller, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Body, (iii) result in a violation or breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Seller's ability to consummate the Transaction.

        3.4     Litigation. To the Knowledge of Seller, there is no claim,
                ----------
action, suit, audit, assessment, arbitration, inquiry or other proceeding in any jurisdiction pending or threatened against or involving Seller which, if adversely determined, would reasonably be expected to have a material adverse effect on its right or ability to perform any of its obligations under this Agreement, or consummate the Transaction.

        3.5     Ownership  of  Shares.  Seller  is the  record  and  beneficial
                ---------------------
owner of the Shares, and free and clear of all Encumbrances.

        3.6     Good Title Conveyed. Transacting the Shares on the PSE in favor
                -------------------
of Purchaser and other instruments to be executed and delivered by Seller to Purchaser at the Closing will effectively vest in Purchaser good, valid and marketable title to, and ownership of, all the Shares to be transferred to Purchaser pursuant to and as contemplated by this Agreement free and clear of all Encumbrances.

        3.7     Warranties on PLDT.
                ------------------

        (a) PLDT is a company duly organized and validly existing under the laws of the Philippines, and has the requisite corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted;

        (b) To the Knowledge of Seller and except as has been Disclosed by PLDT, (i) the audited Philippine GAAP financial statements of PLDT as of and for the year ended December 31, 2004 and the unaudited Philippine GAAP financial statements of PLDT as of and for the period ended June 30, 2005 (the "Philippine
                                                                      ----------
GAAP Interim Financial Statements"), in each case fairly present in all material
---------------------------------
respects the financial position and results of operations of PLDT in accordance with Philippine GAAP, as of such date and for such periods, and the balance sheets included therein state and properly reflect all material liabilities (including contingent liabilities of PLDT) as of the respective dates thereof and (ii) the audited US GAAP financial statements of PLDT as of and for the year ended December 31, 2004 and the unaudited US GAAP financial statements of PLDT as of and for the period ended June 30, 2005 (the "U.S. GAAP Interim Financial
                                                   ---------------------------
Statements" and, together with the Philippine GAAP Interim Financial Statements,
----------
the "Interim Financial Statements"), in each case fairly present in all material
     ----------------------------
respects the financial position and results of operations of PLDT in accordance with U.S. GAAP, as of such date and for such periods, and the balance sheets included therein state and properly reflect all material liabilities (including contingent liabilities of PLDT) as of the respective dates thereof;

        (c) To the Knowledge of Seller and except as has been Disclosed by PLDT, since June 30, 2005, PLDT has not incurred any liability or obligation of any nature (absolute, accrued, contingent or otherwise) which is not fully reflected or reserved against in the Interim Financial Statements, which, in accordance with U.S. GAAP or Philippine GAAP, as applicable, would be required to be reflected on the balance sheet of PLDT, other than immaterial liabilities and liabilities incurred in the ordinary course of business;

        (d) To the Knowledge of Seller and except as has been Disclosed by PLDT, since June 30, 2005, PLDT has operated in the ordinary course of business consistent with past practice, and there has not been a material adverse change in the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of PLDT;

        (e) To the Knowledge of Seller and except as has been Disclosed by PLDT, PLDT has complied in all material respects with all applicable laws, statutes, ordinances, rules, regulations and orders applicable to PLDT and has not received any written notice alleging any material non-compliance of PLDT with such applicable laws, statutes, ordinances, rules, regulations and orders;

        (f) To the Knowledge of Seller and except as has been Disclosed by PLDT, there is no claim, action, suit, audit, assessment, arbitration, inquiry or other proceeding in any jurisdiction pending or threatened against or involving PLDT which, if adversely determined, would reasonably be expected to have a material adverse effect on the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of PLDT or result in any material liability or obligation on PLDT; and

        (g) To the Knowledge of Seller and except as has been Disclosed by PLDT, PLDT has filed all tax returns as required to be filed by it in the manner provided by law.


                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to Seller that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date).

        4.1     Organization and Good Standing. Purchaser is a company duly
                ------------------------------
organized and validly existing under the laws of Japan, and has the requisite corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, except where the failure to be so organized and existing or to have such power or authority would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to consummate the Transaction.

        4.2     Authorization; Validity of Agreement. Purchaser has full
                ------------------------------------
corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transaction have been duly authorized by the board of directors of Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by

Purchaser of this Agreement or the consummation of the Transaction. No vote of, or consent by, the holders of any class or series of stock or voting debt issued by Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation by it of the Transaction. This Agreement has been duly executed and delivered by Purchaser, and, assuming the due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and
(ii) that the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

        4.3     Consents and Approvals; No Violations. Except for the filings,
                -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Securities Regulation Code, the filing of the relevant tax returns and payment of taxes therefor to the BIR, the filing of the application for the transfer of the BSRD from Seller to Purchaser after the Closing and the approval by the PSE of the block sale of the Shares as contemplated in this Agreement, none of the execution, delivery or performance of this Agreement by Purchaser, the consummation by Purchaser of the Transaction or compliance by Purchaser with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Body, (iii) result in a violation or breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, excluding from the foregoing clauses (ii),
(iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to consummate the Transaction.

        4.4     Investigation. Purchaser hereby acknowledges that it has had an
                -------------
opportunity to evaluate the business, affairs and current prospects of PLDT. Purchaser further acknowledges having had access to information about PLDT that is sufficient for it to make a decision on the investment pursuant to this Agreement.


                                   ARTICLE V.
                        COVENANTS OF SELLER AND PURCHASER

        5.1     Publicity. Neither Seller nor Purchaser shall issue any press
                ---------
release or public announcement concerning this Agreement or the Transaction without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable law or a Governmental Body or by the applicable rules of any stock exchange on which Purchaser's, Seller's or PLDT's securities are listed, provided that, to the extent required by applicable law or a Governmental Body, the party intending to make such release shall consult with the other party with respect to the text thereof. The parties also acknowledge and agree that copies of this Agreement may be required to be presented and/or submitted (i) to the PSE for purposes of obtaining the approval for the block sale contemplated by this Agreement, and (ii) to the US SEC, NYSE and/or PLDT for the purpose of complying with the filing requirements under the Exchange Act and may be required to be publicly disclosed thereunder.

        5.2     Reasonable Commercial Efforts. Upon the terms and subject to the
                -----------------------------
conditions set forth in this Agreement, each of the parties agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction, including the following: (i) the performing of all actions necessary to cause the conditions to the Closing to be satisfied as promptly as practicable; (ii) the obtaining of waivers, consents and approvals from Governmental Bodies and the PSE, the making of all necessary registrations and filings, if any (including filings with Governmental Bodies and the PSE), and the taking of all steps as may be necessary, proper or advisable to obtain an approval or waiver from or to avoid an action or proceeding by any Governmental Body and the PSE;
(iii) the obtaining of all necessary consents, approvals or waivers from third parties; and (iv) the execution and delivery of any additional instruments necessary to consummate the Transaction and to fully carry out the purposes of this Agreement.

        5.3     Notice. For the period from the date of this Agreement to the
                ------
Closing Date, each party shall notify the other in writing if such party becomes aware of any fact or condition that causes or constitutes a breach of any of such party's representations and warranties, and will promptly notify the other party of the occurrence of any breach of any covenant or any event that would materially impede or delay or make impossible the satisfaction of the conditions in Article VIII.

        5.4     Block Sale of the Shares. Each of Seller and Purchaser agrees to
                ------------------------
assist and cooperate with the Broker to obtain the approval by the PSE's Floor Trading and Arbitration Committee of the block sale of the Shares as contemplated in this Agreement.


                                   ARTICLE VI.
                           CO-INVESTMENT ARRANGEMENTS

        The following provisions shall have effect as of the date on which the Closing occurs; provided that, if the Closing occurs prior to July 1, 2006, the following provisions shall have effect only from and after July 1, 2006 (save for Section 6.1(b) below, which shall become effective as of the date of this Agreement):

        6.1     Chief Operation Advisor.
                -----------------------

        (a) Upon and after the appointment of the COA by Purchaser on or before 1 July 2006 pursuant to Section 9.1.5 of the Co-Operation Agreement, with respect to any matter primarily relating to the operation of fixed-line telecommunications, data or ICT services, including, without limitation, matters relating to the Conventional International Telecommunications Services Agreement dated 24 March 2000 between Seller and PLDT, the Internet Services Agreement dated 24 March 2000 between Seller and PLDT, the Tradename and Trademark Agreement dated 24 March 2000 between Seller and PLDT or the Arcstar Service Provider Agreement dated 24 March 2000 between PLDT and NTT Worldwide Telecommunications Corporation (and all agreements ancillary thereto), the Purchaser shall cause the COA to consult with and act in accordance with the direction of the Seller's executive advisor in the Philippines regarding all such matters.

        (b) Prior to the appointment of the COA by Purchaser on or before 1 July 2006 pursuant to Section 9.1.5 of the Co-Operation Agreement, with respect to any matter primarily relating to the operation of wireless telecommunications services, including, without limitation, matters relating to i-mode and the business of SMART Communications Inc., including, without limitation, the i-mode Agreement by and between Purchaser and SMART Communications, Inc., the Seller shall cause the COA to consult with and act in accordance with the direction of the Purchaser's Senior Technical Advisor (as defined in the Co-Operation Agreement) in the Philippines regarding all such matters.

        (c) In the event of any uncertainty regarding how any matter should be classified for purposes of this Section 6.1, the parties shall discuss in good faith the treatment of such matter.

        6.2     Commercial Agreements of the Seller. On and after the date
                -----------------------------------
hereof, each of Purchaser and Seller hereby agrees, and agrees to cause its respective representatives and advisors, not to take any action that (and agrees to take all actions the failure of which) would have an effect of amending or terminating any rights or obligations of Seller (or its affiliate, as applicable) under the Advisory Services Agreement, dated as of March 24, 2000, by and between Seller and PLDT, the Conventional International Telecommunications Services Agreement, dated as of March 24, 2000, by and between Seller and PLDT, the Internet Services Agreement, dated as of March 24, 2000, by and between Seller and PLDT, the Tradename and Trademark Agreement, dated as of March 24, 2000, by and between Seller and PLDT, or the Arcstar Service Provider Agreement, dated as of March 24, 2000, by and between PLDT and NTT Worldwide Telecommunications Corporation, or all ancillary agreements thereto.

        6.3     Commercial Agreements of the Purchaser. On and after the date
                --------------------------------------
hereof, each of Purchaser and Seller hereby agrees, and agrees to cause its respective representatives and advisors, not to take any action that (and agrees to take all actions the failure of which) would have an effect of amending or terminating any rights or obligations of Purchaser (or its affiliate, as applicable) under any agreement, contract or arrangement by and between the Purchaser and PLDT or SMART Communications, Inc. entered into pursuant to Clause 9 of the Co-Operation Agreement, including, but not limited to, the Integrated i-mode Service Package Agreement and any agreement with respect to i-mode, W-CDMA or strategic alliances (and all ancillary agreements thereto).

        6.4     Conflict of Interest. Notwithstanding the foregoing Sections 6.2
                --------------------
and 6.3, in the event that either or both of Purchaser and Seller reasonably determines that a conflict of interest between Purchaser and Seller exists with respect to the actions described in Sections 6.2 and 6.3, each of Purchaser and Seller agrees to use good faith efforts to discuss the matter in order to resolve such conflict, taking into account each other's commercial and business interests.

        6.5     Rights under the Registration Rights Agreement. Each of
                ----------------------------------------------
Purchaser and Seller hereby agrees, with respect to the amendment of the Registration Rights Agreement ("RRA") dated 24 March 2000 between Seller and
                                ---
PLDT pursuant to Clause 3.5 of the Co-Operation Agreement, to use good faith effort to negotiate any rights thereunder, taking into account, inter alia, the lock-up obligations of Purchaser pursuant to Clause 9.2 of the Co-Operation Agreement, the respective holdings of Common Stock as between Purchaser and Seller from time to time, and the effect of the timing of exercising such right on the ability of the other party to subsequently exercise any right thereunder.


                                   ARTICLE VII
                               COVENANTS OF SELLER

        7.1     Affirmative Covenants. For the period from the date of this
                ---------------------
Agreement to the earlier of the Closing Date or the termination of this Agreement, Seller shall, to the extent permissible under Philippine laws and regulations, (i) cast its vote as a shareholder of PLDT, (ii) lobby the directors of PLDT, and (iii) otherwise use its commercially reasonable efforts to cause PLDT (x) to conduct its business only according to its ordinary and usual course of business, and (y) to substantially (A) maintain its current business organization as contemplated herein, and (B) maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with it.

        7.2     Negative Covenants. For the period from the date of this
                ------------------
Agreement to the earlier of the Closing Date or the termination of this Agreement, Seller shall not take any action to, directly or indirectly encourage, initiate or engage in discussions or negotiations with, or provide any information to, any third party other than Purchaser and its advisors and counsel, concerning any sale and purchase or other transactions of the Shares owned by Seller, without prior written consent of Purchaser.

        7.3     Filing of Transfer with the Central Bank; Approval for the Block
                ----------------------------------------------------------------
Sale of the Shares. Seller agrees to assist and cooperate with the Purchaser in
------------------
doing, all things necessary, proper or advisable to cause the transfer of the BSRD issued in the name of Seller to Purchaser.


                                  ARTICLE VIII.
                              CONDITIONS TO CLOSING

        8.1     Conditions to the Obligations of Purchaser. The obligation of
                ------------------------------------------
Purchaser to consummate the Transaction shall be subject to the satisfaction, or the waiver thereof by Purchaser, of the following conditions precedent:

        (a) Seller shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before the Pre-Closing Date, and the representations and warranties of Seller contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Pre-Closing Date. Purchaser shall have received a certificate of Seller, dated as of the Pre-Closing Date and signed by a senior officer of Seller (but without personal liability to such officer), certifying as to the fulfillment of the foregoing;

        (b) the Co-Operation Agreement shall have been executed by the parties thereto and delivered to Purchaser;

        (c)     the Integrated i-mode Service Package Agreement ("i-mode
                                                                  ------
Agreement") between the Purchaser and SMART Communications, Inc. shall have duly
---------
executed, effectuated and delivered to each other; and

        (d) the receipt of all necessary consents and waivers in writing from all current creditors of PLDT to consummate the Transaction, if any.

        8.2     Conditions to the Obligations of Seller. The obligation of
                ---------------------------------------
Seller to consummate the Transaction shall be subject to the satisfaction, or the waiver thereof by Seller, of the following condition precedent:

        (a) Purchaser shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before the Pre-Closing Date, and the representations and warranties of Purchaser contained herein shall have been true and correct when made and shall be true and correct as of the Pre-Closing Date. Seller shall have received a certificate of Purchaser, dated as of the Pre-Closing Date and signed by a senior officer of Purchaser (but without personal liability to such officer), certifying as to the fulfillment of the foregoing.

        8.3     Conditions to the Obligations of Each Party. The respective
                -------------------------------------------
obligations of each party to consummate the Transaction shall be subject to the satisfaction of the following conditions precedent:

        (a) all authorizations, approvals, permits, consents, registration or filing, if any, of or with any Governmental Body and the PSE that are required in connection with the Transaction shall have been duly obtained or made and shall be effective on and as of the Closing Date; and

        (b) there shall be no pending or threatened lawsuit challenging the Transaction by any body or agency of the federal, state or local Governmental Body, the PSE or by any third party, and the consummation of the Transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Date.


                                   ARTICLE IX.
                                 INDEMNIFICATION

        9.1     Indemnification and Payment of Damages by Seller. Seller shall
                ------------------------------------------------
indemnify and hold Purchaser harmless, and shall pay to Purchaser the amount of any Damages arising from or in connection with:

        (a) any breach of any representation or warranty made by Seller under this Agreement, or under any other certificate or document delivered by Seller pursuant to this Agreement; or

        (b) any breach by Seller of any covenant or obligation of Seller under Sections 5, 6 and 7 of this Agreement; or

        (c) any breach by Purchaser of its obligations under Clause 10 of the Co-Operation Agreement which was triggered by and a direct result of the action of Seller.

        9.2     Indemnification and Payment of Damages by Purchaser. Purchaser
                ---------------------------------------------------
shall indemnify and hold Seller harmless, and shall pay to Seller the amount of any Damages arising from or in connection with:

        (a) any breach by Purchaser of any covenant or obligation of Purchaser under Section 6 of this Agreement; or

        (b) any breach by Seller of its obligations under Clause 10 of the Co-Operation Agreement which was triggered by and a direct result of the action of Purchaser.

        9.3     Contribution for Breach of Clause 10 of the Co-Operation
                --------------------------------------------------------
Agreement Due to No Fault of Purchaser or Seller. In the event that either
------------------------------------------------
Purchaser or Seller incurs any Damages to any of the FPC Parties due to a breach of Clause 10 of the Co-Operation Agreement which was triggered by and a direct result of an action by an affiliate of Nippon Telegraph and Telephone Corporation ("NTT Corporation") that is not the Purchaser, the Seller or any of
              ---------------
their respective direct or indirect Subsidiaries, each of Purchaser and Seller shall discuss in good faith how such Damages incurred by each of Purchaser and Seller shall be contributed to the other, taking into account such proportion as their respective holding in the Common Stock as between Purchaser and Seller as of the date of the breach which resulted in such liability.

        9.4     Limitation of Liability. Seller's liability for Damages (for
                -----------------------
indemnification or otherwise), taken together as a whole, with respect to Purchaser for matters described in Sections 9.1 and 9.3 shall in no event exceed the amount of the Purchase Price, and Purchaser's liability for Damages (for indemnification or otherwise), taken together as a whole, with respect to Seller for matters described in Sections 9.2 and 9.3 shall in no event exceed the amount of the Purchase Price.

        9.5     Survival of Representations and Warranties and Covenants.
                --------------------------------------------------------

        (a) The representations and warranties of Purchaser and Seller contained in this Agreement shall survive the Closing solely for purposes of this Article IX and such representations and warranties of the Parties in
Article III of this Agreement shall terminate on the date that is eighteen (18) months after the Closing Date. Any claim for indemnification with respect to any of such matters which is not asserted by notice containing sufficient detail as to allow the claim to be evaluated (and including the amount of such claim) within such eighteen (18) months period may not be pursued and is hereby irrevocably and unconditionally released and waived after such time.

        (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), with respect to any particular covenant, the covenants in this Agreement will survive the Closing and remain in effect until the earlier of (i) the termination of the Co-Operation Agreement and (ii) when either the Purchaser or the Seller ceases to hold any Common Stock. Any claim for indemnification with respect to any of such matters which is not asserted by written notice containing sufficient detail as to allow the claim to be evaluated (and including the amount of such claim) within the applicable survival period of such covenant may not be pursued and is hereby irrevocably and unconditionally released and waived after such time.


                                   ARTICLE X.
                                   TERMINATION

        10.1    Termination.  This Agreement may be terminated and the
                -----------
transactions contemplated herein may be abandoned at any time prior to the Closing Date:

        (a)     by the mutual written consent of Purchaser and Seller; or

        (b) by either Purchaser or Seller if any Governmental Body or the PSE shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the transaction contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable; or

        (c) by Purchaser if Seller shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by Purchaser to Seller specifying such breach;

        (d) by Seller if Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by Seller to Purchaser specifying such breach; or

        (e) by either Purchaser or Seller if the Closing does not occur on or before April 30, 2006.

        10.2    Termination of Certain Covenants. In addition to the termination
                --------------------------------
provisions set forth in Section 10.1 above, the respective rights and obligations of Purchaser and Seller under Sections 5.1, 5.2 and 5.3 shall terminate upon the Closing. For avoidance of doubt, any termination under this
Section 10.2 of any of the rights and obligations of Purchaser and Seller shall have no effect as to the other rights and obligations of Purchaser and Seller under this Agreement.

        10.3    Effect of Termination. In the event of the termination of this
                ---------------------
Agreement pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and there shall be no liability or obligation thereafter on the part of Seller or Purchaser except (a) for fraud or for breach of this Agreement prior to such termination and (b) as set forth in Sections
12.4 and 12.5.


                                   ARTICLE XI.
                                   DEFINITIONS

        11.1     Definitions.  For all purposes of this Agreement, except as
                 -----------
otherwise expressly provided or unless the context clearly requires otherwise:

        "Business Day" shall mean a day on which banks in Tokyo, Japan and
         ------------
Manila, the Republic of the Philippines are open to the public for conducting banking business and are not required or authorized to close;

        "COA" has the meaning given to it in the Advisory Services Agreement
         ---
dated 24 March 2000, by and between Seller and PLDT, as amended by an Amendment thereto dated as of 31 March 2003 and a Second Amendment thereto dated as of 31 March 2005;

        "Damages" shall mean, collectively, any loss, liability, claim, damage,
        -------
expense (including costs of investigation and defense and reasonable attorney's fees) or diminution of value, whether or not involving a third-party claim, actually suffered or incurred by a person; provided that Damages shall not include loss of profit, loss of revenue, loss of opportunity, indirect damages, incidental damages or consequential damages;

        "Deed of Sale" shall mean the deed of sale, conveying and transferring
         ------------
to Purchaser the Shares owned by Seller;

        "Disclosed" shall mean publicly disclosed pursuant to the requirements
         ---------
of the PSE, NYSE, the Securities Regulation Code or the Exchange Act;

        "Encumbrance" shall mean any lien, charge, security interest, option,
         -----------
claim, mortgage, pledge, proxy, voting trust or agreement, obligation, understanding or arrangement or other restriction on title or transfer of any nature whatsoever, except for (i) any such lien or charge created by Purchaser or arising out of the ownership of Shares by Purchaser, and (ii) any restriction on transfer imposed by the SPSIA, the Shareholders Agreement, the Co-Operation Agreement, the RRA, the Securities Regulation Code, the Exchange Act, and any other applicable securities laws;

        "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as
         ------------
amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder;

        "Governmental Body" shall mean a court, arbitral tribunal,
         -----------------
administrative agency or commission or other governmental or other regulatory authority or agency having competent jurisdiction over any of Purchaser, Seller or PLDT;

        "Knowledge of Seller" shall mean (i) with respect to Seller's knowledge
         -------------------
of Seller as specified under Section 3.4, the actual knowledge of the General Manager of the Legal Department of Seller, and (ii) with respect to Seller's knowledge of PLDT as specified under Section 3.7, the actual knowledge of Shigeru Yoshida, COA of PLDT;

        "NYSE" shall mean the New York Stock Exchange, Inc.;
         ----

        "Philippine GAAP" shall mean, at any time, the generally accepted
         ---------------
accounting principles in the Philippines at such time;

        "Securities Regulation Code" shall mean the Philippines' Republic Act
         --------------------------
 No. 8799 and the rules and regulations of the Philippine Securities and Exchange Commission promulgated thereunder;

        "US SEC" shall mean the United States Securities and Exchange Commission
         ------
 or its successor; and

        "U.S. GAAP" shall mean, at any time, the generally accepted accounting
         ---------
principles in the United States of America at such time.


                                  ARTICLE XII.
                                  MISCELLANEOUS

        12.1    Successors and Assigns. Except as otherwise provided herein, the
                ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        12.2    Governing Law. This Agreement shall be governed by and construed
                -------------
under the laws of Japan without regard to its conflicts of laws principles.

        12.3    Notices. All notices and other communications given or made
                -------
pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and (i) delivered personally, (ii) mailed by registered or certified mail (postage prepaid, return receipt requested) or (iii) sent by telecopier, with the written notice sent by mail as set forth in (ii) above, to the parties as follows:

                 (a)    if to Seller to:

                        1-6 Uchisaiwai-cho, 1-Chome
                        Chiyoda-ku, Tokyo 100-8019, Japan
                        Fax:  +81-3-3539-3079
                        Attention: General Manager, Legal Department

                        with copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        1-6-1 Roppongi, Minato-ku, Tokyo 106-6021
                        Fax: +81-3-3568-2626
                        Attention: Managing Partner

                 (b)    if to Purchaser to:

                        41st floor, 11-1 Nagata-cho 2-Chome,
                        Chiyoda-Ku, Tokyo, Japan 100-6150
                        Fax: +81-3-5156-0204
                        Attention: Managing Director, Global Business Department or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered, mailed or sent.

        12.4    Expenses. Except as otherwise provided in this Agreement,
                --------
Purchaser and Seller shall each bear their own costs and expenses (including any and all advisor fees and corresponding value added taxes in the Philippines) that each incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

        12.5    Payment of Taxes. In the course of this Transaction, Stock
                ----------------
Transaction Tax in the Philippines shall be borne by the Seller. Documentary Stamp Tax in the Philippines shall be borne by the Purchaser, if any. If any other taxes than the above arise in the Philippines from this Transaction, such taxes shall be borne by the party required to pay pursuant to the applicable laws and rules.

        12.6    Amendments and Waivers. Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Purchaser and Seller.

        12.7    Severability. If any one or more of the provisions of this
                ------------
Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

        12.8    Descriptive Headings. The descriptive headings herein are
                --------------------
 inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

        12.9    No Third Party Beneficiaries. This Agreement is solely for the
                ----------------------------
benefit of Seller and its successors and permitted assigns, with respect to the obligations of Purchaser under this Agreement, and for the benefit of Purchaser, and its successors and permitted assigns, with respect to the obligations of Seller, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

        12.10   No Waivers. Except as otherwise expressly provided herein, no
                ----------
failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

        12.11   Specific Performance. The parties hereto agree that if any of
                --------------------
the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

        12.12   Entire Agreement. This Agreement embodies the entire agreement
                ----------------
and understanding of the parties with respect to the Transaction and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto.

        12.13   Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original by the party executing the same, but all of which together shall constitute one and the same instrument.

        [REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                    SELLER:
                                    ------

                                    NTT COMMUNICATIONS CORPORATION



                                    By: /s/ Hiromi Wasai
                                       ---------------------------
                                    Name: Hiromi Wasai
                                    Title: President and CEO




                                    PURCHASER:
                                    ---------

                                    NTT DOCOMO, INC.



                                    By: /s/ Masao Nakamura
                                       ----------------------------
                                    Name: Masao Nakamura
                                    Title: President and CEO